                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Universal Hospital Services, Inc. of our reports dated February 14, 2003, except for the first paragraph of Note 12 as to which the date is December 8, 2003, relating to the financial statements and financial statement schedule of Universal Hospital Services, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Minneapolis Minnesota
December 29, 2003